 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2021
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Roderic W. Lewis has informed The Pennant Group, Inc. (the “Company”) of his decision to resign from its Board of Directors (the “Board”) for personal reasons, effective December 31, 2021. Mr. Lewis indicated that his departure did not reflect any disagreement with the Company.

On December 23, 2021, the Board of Directors (the “Board”) of The Pennant Group, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”) of the Board, appointed Gregory K. Morris to serve on the Board of the Company effective January 1, 2022. Mr. Morris serves as a managing partner in MorrisHuml LLC—a consultancy that supports Fortune 1000 firms across industry sectors—where his areas of focus include strategy implementation, strategic alignment, prospective risk mitigation and shaping culture through action learning. Mr. Morris has served in that role since 2007. Prior to MorrisHuml, LLC, he was a partner at Morris & Gunter Associates, LLC. He was senior vice president for strategy and business development for Advocate Health Care, as well as Vice President of Cap Gemini Ernst & Young and Senior Partner at Ernst & Young. His insurance experience includes serving as senior vice president health care delivery and corporate medical director for Blue Cross and Blue Shield National Capital Area, Eastern Region Medical Director for MetLife and Medical Director for CIGNA Healthcare of Georgia. He achieved the rank of Major with the Army National Guard/U.S. Army and was awarded the Bronze Star. Mr. Morris graduated from Morehouse College and received his MD from Emory University School of Medicine.

Mr. Morris was appointed as a Class II director to serve on the Board until the Company’s Annual Meeting of Stockholders in 2024. The Board has determined that Mr. Morris is independent under applicable rules of the Nasdaq Stock Market, resulting in six of the Board’s eight directors being independent. The Board has appointed Mr. Morris to serve on the Quality Assurance Committee. There are no arrangements or understandings between Mr. Smith and any other person pursuant to which such director was appointed to serve on the Board. Additionally, Mr. Smith does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Morris will receive compensation for his service as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in our the Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021. In accordance with the Company’s customary practice and Delaware law, the Company will also enter into its standard form of indemnity agreement with Mr. Morris, which agreement is filed as Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form 10 filed with the SEC on August 19, 2019.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 23, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer